UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2010
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor
18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 9, 2010, Enstar Group Limited (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected each of the Company’s three nominees for Class I Director to serve a term expiring at the annual general meeting of shareholders in 2013, (ii) ratified the selection of Deloitte & Touche, Hamilton, Bermuda, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and authorized the Company’s Board of Directors, acting through the Audit Committee, to approve fees for the independent registered public accounting firm, and (iii) provided authority to elect each of the nominees for director of the Company’s subsidiaries identified in Proposal Number Three of the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2010. The results of the voting were as follows:
1. Proposal No. 1: Election of Class I Directors.

Directors	For	Withheld	Abstain
Robert J. Campbell	10,378,751	58,680	6,285
Gregory L. Curl	8,789,329	1,648,166	6,221
Paul J. O’Shea	9,551,409	886,056	6,251
2. Proposal No. 2: Ratification of Deloitte & Touche, Hamilton Bermuda, to act as Independent Registered Public Accounting Firm and Authorization of the Board of Directors, acting through the Audit Committee, to Approve the Fees for the Independent Registered Public Accounting Firm.

For	Against	Abstain
10,411,183	21,019	11,514
3. Proposal No. 3: Election of Subsidiary Directors.
     Each of the nominees for director of the Company’s subsidiaries identified in Proposal Number Three of the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2010, received the following votes:

For	Withheld	Abstain
10,228,350	71,112	144,254

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED
Date: June 11, 2010	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

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